As filed with the Securities and Exchange Commission on August 3, 2018

Registration No. 333-224727

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRIFFON CORPORATION*

(Exact name of Registrant as specified in its charter)

Delaware	11-1893410
(State or other jurisdiction	(I.R.S. Employer Identification Number)
of incorporation or organization)

712 Fifth Avenue, 18th Floor

New York, New York 10019

(212) 957-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Seth L. Kaplan

Senior Vice President, General Counsel and Secretary

Griffon Corporation

712 Fifth Avenue, 18th Floor

New York, New York 10019

(212) 957-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin Nussbaum

Richard Goldberg

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

(212) 698-3500

(212) 698-3599—Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

* Includes certain subsidiaries of Griffon Corporation identified on the following pages.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.25 per share
Preferred Stock, par value $0.25 per share
Depositary shares
Warrants
Rights
Debt securities
Units
Guarantees of debt securities(3)

(1)	This registration statement registers an indeterminate number of securities of each class that may be offered from time to time by Griffon Corporation in amounts and at offering prices to be determined. It also includes securities that may be issued on exercise, conversion or exchange of other securities with regard to which additional consideration may or may not be required. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement $58,100 in registration fees, which the Registrant previously paid in connection with the filing of its Registration Statement on Form S-3 (File No. 333-203776), filed with the SEC on May 1, 2015, to register securities at a proposed maximum offering price of $500,000,000, none of which were sold thereunder, less the $12,513 registration fee previously offset pursuant to Rules 415(a)(6) and 457(p) under the Securities Act in connection with the sale of 5,583,375 shares of common stock offered by the prospectus supplement dated June 14, 2018 (SEC File No. 333-224727) against a portion of the prior fee being carried over. In addition, an indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of any remaining registration fee, which will be paid from time to time in connection with one or more offerings to be made hereunder.

(3)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(a) under the Securities Act.

The Registrant filed this registration statement to replace its registration statement on Form S-3 (File No. 333-203776), filed with the SEC on May 1, 2015. In accordance with Rule 415(a)(6), effectiveness of this registration statement terminated such registration statement.

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION	IRS EMPLOYEE IDENTIFICATION NUMBER
The Ames Companies, Inc.	Delaware	22-2335400
ATT Southern, Inc.	Delaware	45-3367997
Clopay Ames True Temper Holding Corp.	Delaware	74-3261127
Clopay Building Products Company, Inc.	Delaware	11-2808682
Telephonics Corporation	Delaware	52-0897556
ClosetMaid LLC	Delaware	59-1148072
CornellCookson, LLC	Delaware	23-2961006
Cornell Real Estate Holdings, LLC	Arizona	46-1210374

The address for service of each of the additional registrants is c/o Griffon Corporation, 712 Fifth Avenue, 18th Floor, New York, New York 10019, telephone (212) 957-5000.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-224727) (the “Registration Statement”) is being filed to revise the Registration Statement to: (i) add CornellCookson, LLC and Cornell Real Estate Holdings, LLC, each a 100%-owned subsidiary of Griffon Corporation, as co-registrants that may potentially be guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement; (ii) add such subsidiaries to the list of “Additional Subsidiary Guarantor Registrants” (the “Additional Subsidiary Guarantors”) on the previous page; (iii) update the information in Part II of the Registration Statement with respect to the foregoing changes to the composition of the Additional Subsidiary Guarantors; and (iv) file or incorporate by reference additional exhibits to the Registration Statement.

No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

Amount to be Paid
Securities and Exchange Commission registration fee	$(1)
Listing fees	(2)
Blue sky qualification fees and expenses	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees	(2)
Trust fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.

(2)	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.

Delaware Corporations

The amended and restated bylaws of Griffon Corporation provide that our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law, we are permitted to offer indemnification to our directors, officers, employees and agents.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article V, Section 4 of our amended and restated bylaws provides:

“The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

The foregoing provisions of this By-law shall be deemed to be a contract between the corporation and each director, officer, employee or agent who serves in such capacity at any time while this By-law, and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.”

We have also entered into indemnification agreements with each of our directors and corporate officers. Each indemnification agreement provides that we will indemnify the director or officer who is a party to the agreement, including the advancement of expenses, if, by reason of his or her corporate status, such director or corporate officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of us, to the fullest extent permitted under applicable law.

The bylaws of Telephonics Corporation, the bylaws of Clopay Building Products Company, Inc., as amended, the amended and restated bylaws of The Ames Companies, Inc. and the bylaws of ATT Southern, Inc. each contain indemnification provisions similar to those of Griffon Corporation, which provide for indemnification to the fullest extent permitted under applicable law. The bylaws of Clopay Ames True Temper Holding Corp. do not contain indemnification provisions, but its charter, as amended, provides for indemnification of its officers and directors to the fullest extent permitted under applicable law.

Delaware Limited Liability Companies

The following description applies to each of ClosetMaid LLC and CornellCookson, LLC. Section 18-303(a) of the Delaware Limited Liability Company Act (DLLCA) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely those of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that, subject to such standards and restrictions, if any, as set forth in its operating agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreement of ClosetMaid LLC and the amended and restated operating agreement of CornellCookson, LLC each provide for the indemnification of every person who is or was a party or is or was threatened to be a made a party to any action, suit or proceeding (i) in connection with the operation of the business of such company by reason of the fact that he, she or it was a member, manager or officer of the company or (ii) by reason of the fact that he, she or it, while a member or officer of such company, is or was serving at the request of the company a director, manager, officer, employee, agent or trustee of another entity or other enterprise, against expenses, judgements, fines and amounts paid in settlement and reasonably incurred by such person to the fullest extent permitted under applicable law, except for acts or omissions with respect to which a court of competent jurisdiction has issued a final, non-appealable judgment that such indemnified party was grossly negligent or engaged in willful misconduct. The operating agreements of each of ClosetMaid LLC and CornellCookson, LLC also provide for the advancement of expenses in connection with the indemnification provisions described above.

Arizona Limited Liability Companies

Section 29-610(A)(13) of the Arizona Limited Liability Company Act provides that, unless otherwise limited in a company’s articles of organization, an Arizona limited liability company may indemnify a member, manager, employee, officer or agent or any other person. The articles of organization for Cornell Real Estate Holdings, LLC do not contain any such restrictions.

The amended and restated operating agreement of Cornell Real Estate Holdings, LLC provides that the company shall indemnify any person who was or is a party to or who is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action or proceeding by or in the right of the company, by reason of the fact that (i) the person is or was a member or an officer or the company or (ii) is or was serving while a member or an officer of the company, at the request of the company, as a director, manager, officer, employee, agent, fiduciary or other representative of another entity or other enterprise, against all liabilities, expenses, judgments, finds, excise taxes and amounts paid in settlement in connection with the action or proceedings unless prohibited by applicable law. The amended and restated operating agreement of Cornell Real Estate Holdings, LLC also provides for the advancement of expenses in connection with the indemnification provisions described above.

ITEM 16. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.(1)
3.1	Restated Certificate of Incorporation (Exhibit 3.1 of Annual Report on Form 10-K for the year ended September 30, 1995 (Commission File No. 1-06620) and Exhibit 3.1 of Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (Commission File No. 1-06620)).**
3.2	Amended and Restated By-laws of Griffon Corporation (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10-Q of Griffon Corporation for the quarter ended March 31, 2013(Commission File No. 1-06620)).**
3.3	Certificate of Incorporation of Clopay Building Products Company, Inc. (Incorporated by reference to Exhibit 3.3 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).**
3.4	By-Laws of Clopay Building Products Company, Inc., as amended (Incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).**
3.5	Restated Certificate of Incorporation of Telephonics Corporation (Incorporated by reference to Exhibit 3.7 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).**
3.6	By-Laws of Telephonics Corporation (Incorporated by reference to Exhibit 3.8 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).**
3.7	Certificate of Incorporation of The Ames Companies, Inc., as amended (Incorporated by reference to Exhibit 3.9 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).**
3.8	Amended and Restated By-Laws of The Ames Companies, Inc. (Incorporated by reference to Exhibit 3.10 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).**
3.9	Certificate of Incorporation of ATT Southern, Inc. (Incorporated by reference to Exhibit 3.11 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).**
3.10	By-Laws of ATT Southern, Inc. (Incorporated by reference to Exhibit 3.12 of Amendment No. 1 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-181279), filed June 15, 2012).**

3.11	Certificate of Incorporation of Clopay Ames True Temper Holding Corp., as amended (Incorporated by reference to Exhibit 3.13 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).**
3.12	Bylaws of Clopay Ames True Temper Holding Corp., as amended (Incorporated by reference to Exhibit 3.14 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-195647), filed May 2, 2014).**
3.13	Certificate of Formation of ClosetMaid LLC, as amended (Incorporated by reference to Exhibit 3.15 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-222156), filed December 19, 2017).**
3.14	Operating Agreement of ClosetMaid LLC, dated September 12, 2017, as amended (Incorporated by reference to Exhibit 3.16 to Registration Statement on Form S-4 of Griffon Corporation (File No. 333-222156), filed December 19, 2017).**
3.15	Certificate of Formation of Cornell Cookson, LLC.*
3.16	Amended and Restated Limited Liability Company Agreement of CornellCookson, LLC.*
3.17	Articles of Organization, as amended, of Cornell Real Estate Holdings, LLC, as amended.*
3.18	Second Amended and Restated Operating Agreement of Cornell Real Estate Holdings, LLC.*
4.1	Specimen Certificate for Shares of Common Stock (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of Griffon Corporation (Registration No. 333-109171), filed September 26, 2003).**
4.2	Specimen Preferred Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-158273), filed March 30, 2009).**
4.3	Form of Certificate of Designation for Preferred Stock(1)
4.4	Form of Deposit Agreement(1)
4.5	Form of Depositary Receipt(1)
4.6	Form of Warrant Agreement(1)
4.7	Form of Warrant Certificate(1)
4.8	Form of Rights Agreement(1)
4.9	Form of Rights Certificate(1)
4.10	Form of Indenture(1)
4.11	Form of Debt Security(1)
4.12	Form of Unit Agreement(1)
4.13	Form of Unit Certificate(1)
4.14	Form of Subsidiary Guarantee(1)
5.1	Opinion of Dechert LLP (Incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-3 of Griffon Corporation (File No. 333-224727), filed May 7, 2018).**
5.2	Opinion of Dechert LLP.*
5.3	Opinion of Jennings, Strouss & Salmon, P.L.C.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Grant Thornton LLP.*
23.2	Consent of KPMG LLP.*
23.3	Consent of Dechert LLP (included in Exhibit 5.1).**
23.4	Consent of Dechert LLP (included in Exhibit 5.2).*

23.5	Consent of Jennings, Strouss & Salmon, P.L.C. (included in Exhibit 5.3).*
24.1	Power of Attorney (included on the signature pages of the Registration Statement).**
24.2	Power of Attorney related to persons associated with CornellCookson, LLC and Cornell Real Estate Holdings, LLC (including on the signature pages hereto).*
25.1	Statement of Eligibility of Trustee on Form T-1.(2)

*	Filed herewith.
**	Previously filed as an exhibit to the registration statement.
(1)	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(2)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

GRIFFON CORPORATION

By:	*
	Name:	Ronald J. Kramer
	Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ronald J. Kramer	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 3, 2018

* Robert F. Mehmel	President, Chief Operating Officer and Director	August 3, 2018

* Brian G. Harris	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2018

* W. Christopher Durborow	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2018

*	Director	August 3, 2018
Henry A. Alpert

*	Director	August 3, 2018
Thomas J. Brosig

*	Director	August 3, 2018
Blaine V. Fogg

*	Director	August 3, 2018
Louis J. Grabowsky

*	Director	August 3, 2018
Robert G. Harrison

*	Director	August 3, 2018
Donald J. Kutyna

*	Director	August 3, 2018
Victor Eugene Renuart

*	Director	August 3, 2018
Kevin F. Sullivan

*	Director	August 3, 2018
Cheryl L. Turnbull

*	Director	August 3, 2018
William H. Waldorf

By:

/s/ Seth L. Kaplan
Seth L. Kaplan
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

THE AMES COMPANIES, INC.

By:	*
	Name:	Michael A. Sarrica
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	August 3, 2018
Michael A. Sarrica	(Principal Executive Officer)

*	Vice President and Chief Financial Officer	August 3, 2018
Armando Casanova	(Principal Financial and Accounting Officer)

*	Director	August 3, 2018
Ronald J. Kramer

*	Director	August 3, 2018
Robert F. Mehmel

*	Director	August 3, 2018
Brian G. Harris

By:

/s/ Seth L. Kaplan
Seth L. Kaplan
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

ATT SOUTHERN, INC.

By:	*
	Name:	Michael A. Sarrica
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer	August 3, 2018
Michael A. Sarrica	(Principal Executive Officer)

*	Vice President, Chief Financial Officer	August 3, 2018
Armando Casanova	(Principal Financial and Accounting Officer)

*	Director	August 3, 2018
Robert F. Mehmel

*	Director	August 3, 2018
Brian G. Harris

By:

/s/ Seth L. Kaplan
Seth L. Kaplan
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

CLOPAY AMES TRUE TEMPER HOLDING CORP.

By:	*
	Name:	Robert F. Mehmel
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

*	President and Director	August 3, 2018
Robert F. Mehmel	(Principal Executive Officer)

*	Executive Vice President and Director	August 3, 2018
Brian G. Harris	(Principal Financial and Accounting Officer)

*	Director	August 3, 2018
Ronald J. Kramer

By:

/s/ Seth L. Kaplan
Seth L. Kaplan
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

CLOPAY BUILDING PRODUCTS COMPANY, INC.

By:	*
	Name:	Steven M. Lynch
	Title:	President, Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven M. Lynch	President, Chief Operating Officer and Director (Principal Executive Officer)	August 3, 2018

*	Vice President, Finance	August 3, 2018
Joel Eberlein	(Principal Financial and Accounting Officer)

*	Director	August 3, 2018
Robert F. Mehmel

*	Director	August 3, 2018
Brian G. Harris

By:

/s/ Seth L. Kaplan
Seth L. Kaplan
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

TELEPHONICS CORPORATION

By:	*
	Name:	Kevin McSweeney
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	August 3, 2018
Kevin McSweeney	(Principal Executive Officer)

*	Vice President, Accounting and Finance	August 3, 2018
John Grillo	(Principal Financial and Accounting Officer)

*	Director	August 3, 2018
Ronald J. Kramer

*	Director	August 3, 2018
Robert F. Mehmel

*	Director	August 3, 2018
Brian G. Harris

By:

/s/ Seth L. Kaplan
Seth L. Kaplan
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

CLOSETMAID LLC

By:	*
	Name:	Michael A. Sarrica
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	August 3, 2018
Michael A. Sarrica	(Principal Executive Officer)

/s/ Armando Casanova	Vice President, Finance	August 3, 2018
Armando Casanova	(Principal Financial and Accounting Officer)

By:

/s/ Seth L. Kaplan
Seth L. Kaplan
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

CORNELLCOOKSON, LLC

By:	/s/ Andrew Cornell
	Name:	Andrew Cornell
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Cornell	President	August 3, 2018
Andrew Cornell	(Principal Executive Officer)

/s/ Paul Sugarman	Vice President, Finance, Chief Financial Officer and Treasurer	August 3, 2018
Paul Sugarman	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2018.

CORNELL REAL ESTATE HOLDINGS, LLC

By:	/s/ Andrew Cornell
	Name:	Andrew Cornell
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant appoints Ronald J. Kramer, Brian G. Harris and Seth L. Kaplan as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Cornell	President	August 3, 2018
Andrew Cornell	(Principal Executive Officer)

/s/ Paul Sugarman	Vice President, Finance, Chief Financial Officer and Treasurer	August 3, 2018
Paul Sugarman	(Principal Financial and Accounting Officer)